Exhibit 1.1

FORM OF DEALER MANAGER AGREEMENT

[    ], 2017

FS Investment Solutions, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Ladies and Gentlemen:

Subject to the terms described herein, as of the Effective Date (as defined below) of the Registration Statement (as defined below) for the Current Offering (as defined below) FS Investment Solutions, LLC shall serve as the dealer manager (the “Dealer Manager”) for FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), in connection with (1) the distribution, on a “best efforts” basis, of the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), being offered to the public pursuant to the Registration Statement on Form S-11 (No. 333-216037), on file with the U.S. Securities and Exchange Commission (the “Current Offering”), consisting of (a) a primary offering; and (b) shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”); and (2) the distribution, on a “best efforts” basis, of shares of any class of Common Stock offered from time to time hereafter in any subsequent public offering (each a “Follow-On Offering”) registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”). As used in this Agreement, the term (a) “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Company’s primary offering, including the primary offering of the Current Offering and any Follow-On Offering, (b) “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP as currently in effect at any time, (c) “Offering” means the Current Offering or any Follow-On Offering, as appropriate, and as used herein refers to a public offering of Common Stock pursuant to the Registration Statement on Form S-11 filed with the SEC for the registration of the Offered Shares to be sold in such public offering, and (d) “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in any Offering.

The differences between the class of shares of Common Stock and the eligibility requirements are each shares are described in detail in the Prospectus (as defined below). Primary Shares are to be issued and sold to the public at a purchase price equal to the Company’s net asset value (“NAV”) for the class of shares being purchased on such day determined after the close of business on each business day, divided by the number of shares of that class outstanding as of the close of business on such date (as calculated in accordance with the procedures described in the Prospectus), plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to waivers or reductions of such selling commissions and/or dealer manager fees. For stockholders who participate in the DRIP, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. DRIP Shares are to be issued and sold to stockholders of the Corporation at a purchase price equal to the Corporation’s NAV per share of that share class on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).

The Corporation has entered into an advisory agreement, dated as of March 20, 2017 (the “Advisory Agreement”), with FS Real Estate Advisor, LLC, a Delaware limited liability company (the “Adviser”).

In consideration of the mutual covenants and agreements set forth in this Dealer Manager Agreement (this “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Adviser hereby agree with the Dealer Manager as follows:

1.	Representations, Warranties and Covenants of the Corporation and the Adviser.

The Corporation and the Adviser hereby represent, warrant and covenant to the Dealer Manager and each Selected Dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Corporation) that, as of the date hereof and at all times during the term hereof (provided that, to the extent such representations, warranties and covenants are given only as of a specified date or dates, the Corporation and the Adviser only make such representations, warranties and covenants as of such specified date or dates):

1.1 The Corporation has prepared and filed with the SEC the Registration Statement for the registration of the Offered Shares to be sold in the Current Offering in accordance in all material respects with applicable requirements of the Securities Act and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). Such Registration Statement includes a preliminary prospectus and such amendments thereto and such amended prospectuses as may have been required through the date hereof, and the Corporation will file such additional amendments and supplements thereto as may hereafter be required. As used herein, the term “Registration Statement” means a registration statement on Form S-11 on file with and declared effective by the SEC, as amended through the date hereof, provided that, if the Corporation files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the SEC; and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the SEC by the Corporation in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the SEC, as amended by the last post-effective amendments thereto declared effective by the SEC. As used herein, the term “Prospectus” shall refer to the prospectus, as amended or supplemented, on file with the SEC at the Effective Date (as defined below) of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), including any Prospectus on file with respect to any Follow-On Offering; provided, that if such Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to such Prospectus as amended or supplemented to date, and if the Prospectus filed by the Corporation pursuant to Rule 424(b) or 424(c) of the Securities Act

Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission. As used herein, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto, including any Registration Statement prepared and filed with the SEC by the Corporation to register Offered Shares to be sold in a Follow-On Offering, is or was first declared effective by the SEC, and the term “Filing Date” means the applicable date upon which an initial Prospectus or any amendment or supplement thereto is filed with the SEC. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

1.2 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Corporation and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Corporation by the Dealer Manager or any Selected Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3 The Advisory Agreement has been duly authorized, executed and delivered by the Corporation.

1.4 The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5 Each of the Corporation and the Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Corporation and the Adviser taken as a whole or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Advisory Agreement (as applicable to the Corporation or the Adviser, a “Material Adverse Effect”).

1.6 The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Corporation and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7 The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Shares.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Corporation are fully paid and non-assessable.

1.8 The Corporation is not in violation of its articles of incorporation or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Corporation will not violate the terms of or constitute a default under: (a) its articles of incorporation or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Corporation is a party; or (c) any law, rule or regulation applicable to the Corporation; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Corporation except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9 The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.10 The Corporation is organized in a manner that conforms with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, would enable it to meet the requirements for taxation as a REIT under the Code.

1.11 The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.12 Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Corporation of this Agreement or the issuance and sale by the Corporation of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) any necessary qualification or registration under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Selected Dealers; and (c) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.13 Unless otherwise disclosed in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Corporation or the Adviser, threatened against either the Corporation or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.14 The issuance and sale of the Offered Shares have been duly authorized by the Corporation, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares by the Corporation are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Corporation or under any agreement to which the Corporation is a party or otherwise.

1.15 The financial statements of the Corporation included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Corporation, as of the date specified and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.16 Ernst & Young LLP, whose report on the financial statement of the Corporation included in the Registration Statement and Prospectus, are, and during the period covered by the report included in the Registration Statement and the Prospectus, were independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.17 Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.18 There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Corporation or the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Corporation and/or the Adviser except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and, to the best of the Corporation’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not result in a Material Adverse Effect.

1.19 The Corporation has, and, to the knowledge of the Corporation, all of the Corporation’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.20 Neither the Corporation nor, to the knowledge of the Corporation, any director, officer, employee or affiliate of the Corporation is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.21 Each of the Corporation and the Adviser expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Corporation’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Corporation will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation and the Adviser; and the Corporation and the Adviser expect to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Corporation’s knowledge, neither the Corporation nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Corporation or the Adviser, as the case may be, or received or retained any funds, and no funds of the Corporation have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Corporation or the Adviser.

1.22 No relationship, direct or indirect, exists between or among the Corporation on the one hand, and the directors, officers and security holders of the Corporation, the Adviser or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.	Covenants of the Corporation and the Adviser.

The Corporation and the Adviser hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1 The Corporation will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Corporation determines that such action is in its best interest, the Corporation will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2 In addition to and apart from the Prospectus, the Corporation intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager. Such printed sales literature or other materials prepared by the Corporation, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Corporation in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Corporation uses printed materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager that is intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such materials in accordance with Section 4.3 below.

2.3 The Corporation will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Corporation will similarly furnish to the Dealer Manager and Selected Dealers designated by the

Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

2.4 The Corporation will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Corporation will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Corporation with any information required for such filings or reports that is in the Dealer Manager’s possession. The Corporation will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Corporation will file and obtain clearance of the Authorized Materials to the extent required by applicable state securities laws. The Corporation will furnish to the Dealer Manager a copy of such papers filed by the Corporation in connection with any such qualification.

2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Corporation, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Corporation will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Selected Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Corporation, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6 The Corporation will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.7 The Corporation will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8 The Corporation will disclose a per share estimated value of the Offered Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3.	Payment of Expenses and Fees.

3.1 The Corporation agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selected Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Corporation’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Corporation shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Corporation’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Corporation’s other obligations hereunder.

3.2 The Corporation or the Adviser shall reimburse the Dealer Manager or Selected Dealers for bona fide accountable due diligence expenses incurred by the Dealer Manager or such Selected Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Selected Dealer and their personnel when visiting the Corporation’s offices to verify information relating to the Corporation. The Dealer Manager or any Selected Dealer shall provide to the Corporation a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses (as defined under the Corporation’s articles of incorporation) to exceed 15% of gross proceeds from such Offering.

3.3 In addition to payment of Corporation expenses under Section 3.1, the Corporation shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Corporation, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Corporation pursuant to this Section 3.3 that would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the primary Offered Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.2.

4.	Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Corporation and the Adviser (provided that, to the extent representations and warranties of the Corporation and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1 The Corporation hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date as determined pursuant to Section 11 (the “Termination Date”) to solicit and to cause Selected Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the term hereof. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by (i) any Selected Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing and other properly licensed financial intermediaries, pursuant to an executed Selected Dealer Agreement with such Selected Dealer and (ii) any RIA that the Dealer Manager or the Corporation may retain pursuant to an executed Selected Investment Adviser’s Agreement with such RIA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Offered Shares on said terms and conditions. The Dealer Manager represents to the Corporation that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Corporation, to provide an annual certification to the Corporation that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.2 With respect to its participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Selected Dealer Agreement, each Selected Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to NASD Rule 2340, FINRA Rule 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rules 2310(b)(3)(D)) and 5141, and NASD Rule 2420 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares. The Dealer Manager agrees, and each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selected Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Selected Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Selected Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.3 The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Corporation in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Corporation that it will not use any sales literature not authorized and approved by the Corporation or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Selected Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Corporation at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Corporation.

4.4 In consideration for the services rendered by the Dealer Manager, the Corporation agrees that it will pay to the Dealer Manager the following:

(a) Subject to discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, upfront selling commissions (the “Selling Commissions”) applicable to the total public offering price of Offered Shares of up to 3.0% of the gross proceeds received from the sale of Class T Primary Shares accepted and confirmed by the Corporation. For these purposes, a “sale of Offered Shares” shall occur if and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents, and the Corporation has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction. Selling Commission may be reallowed in whole or in part to the Selected Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Offered Shares: (i) through an investment advisory representative affiliated with a Selected Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Selected Dealer (or such Selected Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or such Selected Dealer’s registered representative) or (iii) by an officer, director or employee of the Corporation, the Adviser or their respective affiliates. No Selling Commissions will be paid to the Dealer Manager on sales of Class D, Class M or Class I Primary Shares or any DRIP Shares.

(b) Subject to discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, a dealer manager fee in the amount of 1.25% of the gross proceeds from the sale of Class T Primary Shares (the “Dealer Manager Fee”), all or a portion of which may be reallowed to Selected Dealers (as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Selected Dealer, the assistance of such Selected Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the term hereof; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, director or employee of the Corporation, the Adviser or their respective affiliates, or with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42). No Dealer Manager Fees will be paid to the Dealer Manager on sales of Class D, Class M or Class I Primary Shares or any DRIP Shares.

(c) Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, an annual stockholder servicing fee (the “Stockholder Servicing Fee”) of up to 0.3%, 0.3%, and 1.0%, of the aggregate NAV of the Class D, Class M and Class T Offered Shares, respectively. The applicable Stockholder Servicing Fee will accrue daily and will be payable to the Dealer Manager on a monthly basis and in accordance with the terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the Stockholder Services Fee with respect to the Class D, Class M and Class T Offered Shares to Selected Dealers who sold the Class D, Class M or Class T Offered Shares giving rise to a portion of such Stockholder Servicing Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance and such Selected Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Selected Dealer who sold the Class D, Class M or Class T Offered Shares giving rise to a portion of the Stockholder Servicing

Fee is no longer the broker-dealer of record with respect to such Class D, Class M or Class T Offered Shares or that the Selected Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Stockholder Servicing Fee, then the Selected Dealer’s entitlement to the Stockholder Servicing Fees related to such Class D, Class M or Class T Offered Shares, as applicable, shall cease, and Selected Dealer shall not receive the Stockholder Servicing Fee for any portion of the month in which Selected Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class D, Class M or Class T Offered Shares, as applicable, made in connection with a change in the registration of record for the Class D, Class M or Class T Offered Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Selected Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class D, Class M or Class T Offered Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Stockholder Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class D, Class M or Class T Offered Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of the Stockholder Servicing Fee to other broker-dealers who provide services with respect to the Offered Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

No Stockholder Servicing Fees will be payable with respect to sales of Class I, Class S and Class Y Offered Shares.

The Corporation will cease paying Stockholder Servicing Fees with respect to any Class T and Class M Offered Shares held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total underwriting compensation from the Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, as applicable, paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain Selected Dealers) of the gross proceeds from the sale of shares in such account. Similarly, the Corporation will cease paying Stockholder Servicing Fees with respect to any Class D shares held in a stockholder’s account at the end of the month when the total underwriting compensation from the Stockholder Servicing Fees paid with respect to such account equals 1.25% (or a lower limit for shares sold by certain Selected Dealers) of gross proceeds from the sale of shares in such account. In addition, the Corporation will cease paying Stockholder Servicing Fees on each Class T, Class D and Class M Offered Share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of the Corporation’s assets or its merger or consolidation with or into another entity, in a transaction in which holders of Class T, Class D and Class M Offered Shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of an Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of such Offering.

For purposes of this Agreement, the portion of the Stockholder Servicing Fee accruing with respect to Class D, Class M or Class T Offered Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

4.5 The Corporation will not be liable or responsible to any Selected Dealer for direct payment of Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to such Selected Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of all such of Selling Commissions, Dealer Manager Fees or the Stockholder Servicing Fees to Selected Dealers. Notwithstanding the above, the Corporation, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of Selling Commissions, Dealer Manager Fees or the Stockholder Servicing Fees to such Selected Dealers without incurring any liability therefor. The Selling Commissions, Dealer Manager Fees and the Stockholder Servicing Fees payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered promptly following the acceptance of subscribers for such Offered Shares as stockholders by the Corporation.

4.6 The Dealer Manager represents and warrants to the Corporation, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Corporation by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 The Dealer Manager and all Selected Dealers will offer and sell the Offered Shares at the public offering prices per share as determined in accordance with the Prospectus.

5.	Indemnification.

5.1 For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2 The Corporation and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Selected Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Selected Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Corporation or the Adviser, any material breach of a covenant contained herein by either the Corporation or the Adviser, or any material failure by either the Corporation or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Corporation or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Corporation or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Corporation and the Adviser will reimburse each Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Corporation or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Corporation or the Adviser by the Dealer Manager or (y) to the Corporation, the Adviser or Dealer Manager by or on behalf of any Selected Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which either the Corporation or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Corporation or the Adviser of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3 The Dealer Manager will indemnify, defend and hold harmless the Corporation and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Corporation or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4 Each Selected Dealer severally will indemnify, defend and hold harmless the Corporation, the Adviser, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Corporation, the Adviser, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims (including the reasonable and documented costs of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selected Dealer, any material breach of a covenant by the Selected Dealer or any material failure by the Selected Dealer to perform its obligations hereunder or under the Selected Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser or the Dealer Manager by the Selected Dealer specifically for use with reference to the Selected Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Selected Dealer not authorized or approved by the Corporation or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Selected Dealer or Selected Dealer’s representatives or agents, (e) any untrue statement made by such Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any failure by the Selected Dealer to comply with Section VII or Section X of the Selected Dealer Agreement to which it is a party, or any other material violation of the Selected Dealer Agreement to which it is a party, (g) any failure of the Selected Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act or (h) any other failure by the Selected Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Selected Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Selected Dealer may otherwise have.

5.5 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party within 60 days of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable and documented legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.6 An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable and documented legal and other expenses as follows:

(a) In the case of the Corporation and/or the Adviser indemnifying the Dealer Manager, the advancement of funds of the Corporation to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation; (ii) the legal action is initiated by a third party who is not a stockholder of the Corporation or the legal action is initiated by a stockholder of the Corporation acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.7 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer, or by or on behalf of the Corporation, the Adviser, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Corporation or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6.	Survival of Provisions.

The respective agreements, representations and warranties of the Corporation, the Adviser and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer

Manager or any Selected Dealer or by or on behalf of the Corporation, the Adviser or any person controlling the Corporation; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7.	Applicable Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Maryland applicable to contracts formed and to be formed entirely within the State of Maryland, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.	Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10.	Successors and Amendment.

10.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Corporation, the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2 This Agreement may be amended only by the written agreement of the Dealer Manager, the Corporation and the Adviser.

10.3 Neither the Corporation or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Corporation and the Adviser, acting together, on the other hand.

11.	Term and Termination.

11.1 This Agreement may be terminated by the Dealer Manager, on the one hand, or the Corporation and the Adviser acting together, on the other, in the event that (a) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Corporation or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2 Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are independent directors (as defined in the Corporation’s articles of incorporation) on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser; and will automatically terminate in the event of its assignment.

11.3 The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Corporation, (ii) promptly deliver to the Corporation all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering and (iv) notify Selected Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Corporation to accomplish an orderly transfer of management of the Offering to a party designated by the Corporation.

11.4 Upon expiration or termination of this Agreement, the Corporation shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.	Confirmation.

The Corporation hereby agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Selected Dealers, all orders for purchase of Offered Shares accepted by the Corporation. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Corporation is advised of such laws in writing by the Dealer Manager.

13.	Submission of Orders.

13.1 Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement substantially in the form attached as an Appendix to the Prospectus and to deliver to the Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription

Payment”) for the purchase price of the Offered Shares, which must be at least the minimum purchase amount set forth in the Prospectus. The Dealer Manager shall ensure that any Selected Dealer shall only offer to sell and accept Subscription Agreements and Subscription Payments for classes of Offered Shares that it is authorized to sell pursuant to the Selected Dealer Agreement (including any schedules or exhibits thereto) and in accordance with the offering terms and conditions as set forth in the Prospectus. Persons who purchase Offered Shares shall make their instruments of payment payable to “FS Credit Real Estate Income Trust.” Purchase orders received by the Corporation prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Prospectus. No sale of Offered Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

The Corporation will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions, or for a class of Offered Shares that such Processing Broker-Dealer is not authorized to sell, or for a sale of Offered Shares not meeting the offering terms and conditions set forth in the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2 If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Corporation or its designated agent.

13.3 If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Corporation or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Corporation or its designated agent. The Processing Broker-Dealer shall furnish to the Corporation or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

14.	Suitability of Investors; Compliance with Privacy Laws

14.1 The Dealer Manager will offer Offered Shares, and in its agreements with Selected Dealers will require that the Selected Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Corporation and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, and in its agreements with Selected Dealers the Dealer Manager will require such Selected Dealers to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Corporation) concerning his age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Corporation and (E) the tax consequences of an investment in the

Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants, and in its agreements with Selected Dealers that the Dealer Manager will require such Selected Dealers to represent, warrant and covenant, that it, or a person associated with it, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to, and shall require Selected Dealers to, retain all such documents and records in the Dealer Manager’s or Selected Dealers’, as applicable, records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Corporation upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not, and shall cause Selected Dealers not to, purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2 The Dealer Manager agrees, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

15.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Corporation:	FS Credit Real Estate Income Trust, Inc.
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Adviser:	FS Real Estate Advisor, LLC
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Dealer Manager:	FS Investment Solutions, LLC
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1189
Attention: President & Legal

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16.	No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Corporation; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

17.	Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“CORPORATION”

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:
Name: Michael C. Forman
Title: President and Chief Executive Officer

“ADVISER”

FS REAL ESTATE ADVISOR, LLC

By:
Name: Michael C. Forman
Title: Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

FS INVESTMENT SOLUTIONS, LLC

By:
Name: Steve DeAngelis
Title: President

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [●], 2017

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Guam	☐	Oregon

☐	Hawaii	☐	Pennsylvania

☐	Idaho	☐	Puerto Rico

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	U.S. Virgin Islands

☐	Maine	☐	Utah

☐	Maryland	☐	Vermont

☐	Massachusetts	☐	Virginia

☐	Michigan	☐	Washington

☐	Minnesota	☐	West Virginia

☐	Mississippi	☐	Wisconsin

☐	Missouri	☐	Wyoming